EXHIBIT 10(cn)


 STATE OF TEXAS

 COUNTY OF DALLAS

                              GUARANTY AGREEMENT

 ============================================================================

 This Agreement is effective this 1st day of September, 2003, between OLD AMERICAN COUNTY MUTUAL FIRE INSURANCE COMPANY, an insurance company domiciled in Texas (Company) and HALLMARK FINANCIAL SERVICES, INC. a Texas Corporation (Guarantor).

      FOR AND IN CONSIDERATION OF THE MUTUAL PREMISES AND COVENANTS SET FORTH HEREIN, the Company and Guarantor hereby agree as follows:

                                   PURPOSE
                                   -------
      The Company desires to appoint AMERICAN HALLMARK GENERAL AGENCY INC. (Managing General Agent) a Texas Managing General Agency to act as the Company's Managing General Agent. Guarantor wishes to facilitate such appointment by individually guaranteeing the performance of the Managing General Agent to the Company.

                                   GUARANTY
                                   --------
 1. On September 1, 2003, the Company and the Managing General Agent entered into a Managing General Agency Agreement (Managing General Agency Agreement) whereby the Managing General Agent agreed to provide various specified services to the Company for certain commissions and/or fees specified therein.

 2. Guarantor agrees to guarantee the performance of any and all obligations of the Managing General Agent under the Managing General Agency Agreement, including, without limitation, the payment of all funds owed to the Company, insureds, finance companies, claimants, or agents by the Managing General Agent and all Managing General Agent's balances arising pursuant to such Managing General Agency Agreement. This Guaranty expressly includes any reasonable attorneys' fees and expenses incurred by the Company by reason of the Managing General Agent's failure to satisfy any such obligation.

 3. This Guaranty shall be absolute and unconditional. The Company shall have the right in its sole discretion to proceed against Guarantor for any indebtedness within the scope of this Agreement without first exhausting its remedies against the Managing General Agent. This Guaranty is of payment, not of collection.

 4. Guarantor hereby acknowledges the adequacy and receipt of the Company's appointment of AMERICAN HALLMARK GENERAL AGENCY, INC. as the Managing General Agent pursuant to the Managing General Agency Agreement, any amendment to the Managing General Agency Agreement, and any subsequent agency agreements entered into by the parties herein as valuable consideration for this Agreement.

                                     TERM
                                     ----
 5. This Agreement shall continue in full force and effect with regard to the obligations of Guarantor until all obligations under the Managing General Agency Agreement are satisfied.

 6. Termination of the Reinsurance Agreement and/or Managing General Agency Agreement, however, shall not affect, in any manner, the liabilities of Guarantor arising under this Agreement. This Agreement shall, therefore, continue in full force and effect until the complete satisfaction of such obligations guaranteed under this Agreement and then automatically terminates without any notice requirements on the part of any party.

                                MISCELLANEOUS
                                -------------
 7. Provisions of this Agreement, if any, required to be approved by the Board of Directors of the Company or Guarantor have been so approved.

 8. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees.

 9. The paragraph headings herein are for convenience only and shall in no manner be construed as part of this Agreement.

 10. This Agreement shall not be assigned by either party without the prior written consent of the other party.

 11. This Agreement shall be interpreted by, construed in accordance with, and governed by the laws of the State of Texas.

 12. If all, or any part of any covenant, condition or other provision of this Agreement is declared by a court of competent jurisdiction to be invalid and not binding, such declaration shall in no way affect the validity of the other remaining covenants, conditions and provisions of this Agreement.

 13. This Agreement shall be binding on, inure to the benefit of and be enforceable by either party and its respective successors and assigns.

 14.  This Agreement  supersedes  all  prior  agreements,  written  or  oral, between the parties hereto concerning this Agreement, and all such prior agreements shall be of no further force or effect. This Agreement may be amended or modified only by written instrument signed by both parties.

 15. Each party, by his/her signature, represents and warrants that he/she has the authority to execute this Agreement in the capacity and for the purposes for which he/she signs.

 16. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 17. This Guaranty Agreement is executed and delivered as incident to a Managing General Agency Agreement between AMERICAN HALLMARK GENERAL AGENCY, INC. and the Company. The agreements were negotiated, consummated and are performable in Dallas County, Dallas, Texas.


 OLD AMERICAN COUNTY MUTUAL FIRE         HALLMARK FINANCIAL SERVICES INC.
 INSURANCE COMPANY



 By: __________________________          By: ______________________________
 Bryan K. Ward,  Vice President          Timothy A. Bienek, President & COO